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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2021

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02. Results of Operations and Financial Condition.

On January 19, 2021, Alimera Sciences, Inc. (“Alimera” or “we”) issued a press release regarding its expectations for its consolidated net revenue for the fourth quarter and full-year 2020. Specifically, we stated that we expect to report consolidated net revenue for the fourth quarter of 2020 in excess of $13.5 million and annual 2020 consolidated net revenue in excess of $50.5 million. Alimera also stated that it anticipates cash on December 31, 2020 will be $11.2 million compared to $11.3 million on September 30, 2020.

The preliminary fourth quarter and full-year 2020 revenue results and the amount of cash at December 31, 2020 described above were calculated before the completion of the audit of Alimera’s 2020 financial results by Alimera’s independent registered public accounting firm and are therefore subject to adjustment.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD.

In addition, Richard S. Eiswirth, Jr., Alimera’s President and Chief Executive Officer, stated in the press release: “While COVID-19 presented new obstacles, we proved our ability to adapt and maintain our business in a challenging year. Despite the resurgence of the pandemic over the past few months, we expect our fourth quarter 2020 sales to exceed third quarter 2020 sales. We look forward to the prospect of a return to more normal conditions later this year and continuing the growth trends we saw prior to COVID. We believe the ability of ILUVIEN® to maintain or improve vision longer with fewer injections is highlighted even more now in light of the pandemic, setting the stage for increased adoption. We will provide additional details in our upcoming fourth quarter earnings call scheduled for late February.” The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s expectations regarding the timing of when Alimera can begin more normal operations, Alimera’s ability to recover its pre-coronavirus sales momentum, and Alimera’s belief that the long-acting benefit of ILUVIEN that is being highlighted during the coronavirus pandemic will increase adoption rates in the future. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change these expectations, and could cause actual results to differ materially from those projected in these forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, uncertainties associated with (a) the continued effects of COVID-19 on the ability or willingness of patients to visit their retina specialists for ILUVIEN injections, including current and future governmental orders and policies adopted by healthcare facilities to address the COVID-19 pandemic; (b) the recent resurgence of the pandemic in both Europe and the U.S., and when in fact the pandemic will subside enough to permit Alimera’s operations to return to a more normal state; (c) whether the benefits of ILUVIEN will in fact result in higher rates of adoption in the future, as well as the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of (i) Alimera’s Annual Report on Form 10-K for the year ended December 31, 2019, and (ii) Alimera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, both of which are on file with the SEC and are available on the SEC’s website at http://www.sec.gov. Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by law. Therefore, you should not rely on these forward-looking statements as representing Alimera’s views as of any date after today.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Alimera Sciences, Inc. dated January 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: January 19, 2021	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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